EXHIBIT 21

                         Subsidiaries of the Registrant


           Legal Name of Entity                 Jurisdiction of Organization            Ownership Interest
-------------------------------------------   --------------------------------   -------------------------------
Virginia Commerce Bancorp, Inc (registrant)               Virginia
        Virginia Commerce Bank                            Virginia                             100%
    Northeast Land and Development Corp                   Virginia                             100%
         VCBI Capital Trust I                             Delaware                  100% of voting securities
         VCBI Capital Trust II                            Delaware                  100% of voting securities